                                                                     EXHIBIT 5.1
                     [Letterhead of Hogan & Hartson L.L.P.]




                                  July 14, 2000


Board of Directors
Charles E. Smith Residential Realty, Inc.
2345 Crystal Drive
Crystal City, Arlington, Virginia  22202


Ladies and Gentlemen:

                  We are acting as counsel to Charles E. Smith Residential Realty, Inc., a Maryland corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed issuance of up to 594,956 shares of the Company's common stock, par value $.01 per share (together with the Rights (as defined below), the "Shares"), and up to 594,956 associated preferred stock purchase rights (the "Rights") to be issued pursuant to the Rights Agreement (as defined below), which may be issued if and to the extent that the holders of 594,956 units of limited partnership interest (the "Units") in Charles E. Smith Residential Realty L.P. (the "Operating Partnership") tender such Units for redemption. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2. An executed copy of the Real Estate Contribution Agreement, dated as of August 19, 1998, by and among Countryside Operating Partnership I, Countryside Residential Partners, Ltd. and the Operating Partnership.

                  3. An executed copy of the Real Estate Contribution Agreement, dated as of August 19, 1998, by and between Somerset Limited Partnership and the Operating Partnership.

                  4. An executed copy of the Contribution Agreement, dated as of June 1, 1999, by and between The Partners in Orleans Associates Limited Partnership and the Operating Partnership.

Board of Directors
Charles E. Smith Residential Realty, Inc.
July 14, 2000
Page 2

                  5. The Amended and Restated Articles of Incorporation (the "Articles") of the Company, as certified by the Department of Assessments and Taxation of the State of Maryland on June 23, 2000 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

                  6. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

                  7. The Certificate of Limited Partnership of the Operating Partnership, as amended, as certified by the Secretary of State of the State of Delaware on June 22, 2000 and by the Secretary of the Company, as general partner of the Operating Partnership, on the date hereof as being complete, accurate, and in effect.

                  8. The First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended, as certified by the Secretary of the Company, as general partner of the Operating Partnership, on the date hereof as being complete, accurate, and in effect (the "Partnership Agreement").

                  9. An executed copy of the Rights Agreement (the "Rights Agreement"), dated as of December 2, 1998, between the Company and First Union National Bank, as rights agent (the "Rights Agent").

                  10. Resolutions of the Board of Directors of the Company adopted at a meeting held on July 21, 1998, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

                  11. Resolutions of the Board of Directors of the Company adopted at a meeting on October 13, 1998, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

Board of Directors
Charles E. Smith Residential Realty, Inc.
July 14, 2000
Page 3

                  12. Resolutions of the Board of Directors of the Company adopted at a meeting held on December 2, 1998, as certified by the Secretary of the Company as of the date hereof as being complete, accurate and in effect, authorizing, among other things, the distribution of the Rights to holders of record of the Company's common stock, par value $.01 per share, as of the close of business on December 14, 1998, the appointment of First Union National Bank as Rights Agent, and the listing of the Rights on the Exchange.

                  In our examination of the aforesaid certificates, documents and agreements, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We have assumed that (i) the Rights Agent has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Rights Agreement, (ii) the Rights Agent has duly authorized, executed and delivered the Rights Agreement, (iii) the Rights Agent is validly existing and in good standing in all necessary jurisdictions, (iv) the Rights Agreement constitutes a valid and binding obligation, enforceable against the Rights Agent in accordance with its terms, (v) there has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence in connection with the negotiation, execution or delivery of the Rights Agreement and (vi) the Rights will be issued in accordance with the Rights Agreement. In addition, we have assumed that the Shares will not be issued in violation of the ownership limit contained in the Articles. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Maryland General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement and
(ii) issuance of the Shares, if and when issued and delivered in accordance with the terms of the Partnership Agreement and the resolutions of the Board of Directors of the Company authorizing the

Board of Directors
Charles E. Smith Residential Realty, Inc.
July 14, 2000
Page 4

issuance of the Shares upon redemption of the Units as contemplated thereby, the Shares will be validly issued, fully paid, and nonassessable.

                  The opinion set forth above, insofar as it relates to the Rights, is limited to the valid issuance of the Rights under Maryland law.

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                         Very truly yours,


                                         /s/ Hogan & Hartson L.L.P.
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                                         HOGAN & HARTSON L.L.P.